UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
AIR LEASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	27-1840403
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 600N Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Class A Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐
Securities Act registration statement file number to which this form relates:     333-171734
Securities to be registered pursuant to Section 12(g) of the Act:     None

Item 1.	Description of Registrant’s Securities to be Registered.
          A description of the Class A Common Stock, par value $0.01 per share, of Air Lease Corporation (the “Registrant”), is set forth under the caption “Description of capital stock” in the Registrant’s prospectus contained in its Registration Statement on Form S-1 (File No. 333-171734) filed with the Securities and Exchange Commission on January 14, 2011, as amended (the “Registration Statement”), and is incorporated herein by reference. When a final form of the prospectus is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, the section entitled “Description of capital stock” set forth therein shall be incorporated herein by reference, and shall be substituted for such description in the prospectus described above.

Item 2.	Exhibits.
          Pursuant to the “Instructions as to Exhibits” of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AIR LEASE CORPORATION
Date: April 4, 2011	By:	/s/ Grant Levy
		Name:	Grant Levy
		Title:	Executive Vice President, General Counsel and Secretary